UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 15, 2019

Fuse Group Holding Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-202948	47-1017473
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 W. Duarte Rd., Suite 102 Arcadia, CA 91007
(Address of principal executive offices)

(626) 210-0000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 4.01. Changes in Registrant’s Certifying Accountant.

On July 15, 2019, the Board of Directors of Fuse Group Holding Inc. (the “Company”) approved the dismissal of MJF and Associates, APC (“MJF”) as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2019, effective immediately.

MJF’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended September 30, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports on the consolidated financial statements of the Company for the fiscal years ended September 30, 2018 and 2017 contained an uncertainty about the Company’s ability to continue as a going concern.

During the fiscal years ended September 30, 2018 and 2017, and in the subsequent interim period through July 14, 2019, there were (i) no disagreements between the Company and MJF on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MJF, would have caused MJF to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except as noted in the following paragraph:

During the fiscal years ended September 30, 2018 and 2017, and through the interim period ended July 14, 2019, there were the following “reportable events” (as such term is defined in Item 304 of Regulation S-K). As disclosed in Part I, Item 4 of the Company’s Form 10-Q for the quarter ended March 31, 2019, the Company’s management determined that the Company’s internal controls over financial reporting were not effective as of the end of such period due to the existence of material weaknesses related to the following:

1.  We do not have an Audit Committee. While we are not legally obligated to have an audit committee, it is the management’s view that such a committee, including a financial expert member, is of the utmost importance for entity-level control over the Company’s financial statements. Currently, the Board of Directors acts in the capacity of an audit committee.

2.  We did not implement appropriate information technology controls. As of March 31, 2019, the Company was retaining copies of all financial data and material agreements; however there is no formal procedure or evidence of normal backup of the Company’s data or off-site storage of the data in the event of theft, misplacement, or loss due to unmitigated factors.

3.   We currently lack sufficient accounting personnel with the appropriate level of knowledge, experience and training in U.S. GAAP and SEC reporting requirements.

These material weaknesses have not been remediated as of the date of this Current Report on Form 8-K.

The Company provided MJF with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the Securities and Exchange Commission (the “SEC”). The Company requested that MJF furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of MJF’s letter dated July 19, 2019, is attached as Exhibit 16.1 hereto.

On July 15, 2019, the Company’s Board of Directors approved the engagement of Prager Metis CPAs, LLP ("Prager Metis"), as the Company’s independent registered public accounting firm, effective as of July 15, 2019.  The Board of Directors also approved Prager Metis to act as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019.

In deciding to approve and ratify the engagement of Prager Metis, the Board of Directors reviewed auditor independence and existing commercial relationships with Prager Metis, and concluded that Prager Metis has no commercial relationship with the Company that would impair its independence. During the fiscal years ended September 30, 2018 and 2017, respectively, and in the subsequent interim period through July 14, 2019, neither the Company nor anyone acting on its behalf has consulted with Prager Metis on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

 Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Title or Description
16.1	Letter from MJF and Associates, APC to the SEC, dated July 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuse Group Holding Inc.

Date: July 19, 2019	By:	/s/ Umesh Patel
Umesh Patel
Chief Executive Officer